Exhibit 10.14
OFFICE LEASE AGREEMENT
CALIFORNIA
THIS OFFICE LEASE AGREEMENT (the “Lease”) is made and entered into as of the 29 day of May, 2009, by and between BIXBY TECHNOLOGY CENTER, LLC, a Delaware limited liability company (“Landlord”) and FUSION-IO, a Nevada corporation (“Tenant”). Pursuant to the terms of this Lease, Landlord agrees to lease the Premises (hereinafter defined) to Tenant and Tenant agrees to lease the Premises from Landlord. The Lease includes the following exhibits and attachments: Exhibit A (Outline and Location of Premises), Exhibit B (Expenses and Taxes), Exhibit C (Work Letter), Exhibit D (Building Rules and Regulations), Exhibit E (Additional Provisions), Exhibit F (Form Letter of Credit), and Exhibit G (List of Existing Fixtures).
1. Basic Lease information
1.01	“Building” shall mean the building located at 2130 Gold Street, San Jose, California, commonly known as Bixby Technology Center. “Rentable Square Footage of the Building” is deemed to be 52,124 square feet. “Development” shall mean the Building and the parcel(s) of land on which it is located, which includes five (5) buildings. “Common Areas” shall mean the portion of the Building and Property that are designated by Landlord for the common use of tenants and others.

1.02	“Premises” shall mean the area shown on Exhibit A to this Lease. The Premises are located on the 2nd floor and known as suite 200. The “Rentable Square Footage of the Premises” is deemed to be 14,067 rentable square feet.

1.03	“Base Rent”:

Period or Months of Term	Monthly Base Rent
June 1, 2009 — May 31, 2010*	$16,880.40	*
June 1, 2010 — May 31, 2011	$17,302.41
June 1, 2011 — May 31, 2012	$17,734.97
June 1, 2012 — May 31, 2013	$18,178.34

*	Notwithstanding the foregoing, provided Tenant is not in default under this Lease beyond any applicable notice and cure period, Landlord hereby agrees to abate Tenant’s obligation to pay Monthly Base Rent during the months of July and August, 2009 (such total amount of abated Monthly Base Rent being hereinafter referred to as the “Abated Amount”). During such abatement period, Tenant will still be responsible for the payment of all other monetary obligations under this Lease. Tenant acknowledges that any default by Tenant under this Lease will cause Landlord to incur costs not contemplated hereunder, the exact amount of such costs being extremely difficult and impracticable to ascertain, therefore, should Tenant at any time during the Term be in default after having been given notice and opportunity to cure, then the total unamortized sum of such Abated Amount (amortized on a straight line basis over the initial Term of this Lease) so conditionally excused shall become immediately due and payable by Tenant to Landlord; provided, however, Tenant acknowledges and agrees that nothing in this Section 1.03 is intended to limit any other remedies available to Landlord at law or in equity under applicable law (including, without limitation, the remedies under Civil Code Section 1951.2 and/or 1951.4 and any successor statutes or similar laws), in the event Tenant Defaults under this Lease.
All costs of the Landlord Work which exceed the Allowance but are less than or equal to $8.00 per rentable square foot of the Premises (the “Amortized TI Costs”) shall, at Tenant’s option, be provided to Tenant by Landlord (so long as Tenant is not in Default under this Lease). The Amortized TI Costs shall be amortized over the initial Term, plus interest at a rate of eight percent (8%) per year, and the annual amortized amount shall be paid by Tenant monthly, as Additional Rent under this Lease, in equal installments throughout the initial Term until such excess costs have been fully repaid.

Provided that Landlord provides to Tenant the Amortized TI Costs, Landlord and Tenant shall execute an amendment to this Lease within thirty (30) days following completion of the installation of the Landlord Work, setting forth a new rent schedule for the Term which incorporates the Amortized TI Costs into the Monthly Base Rent amounts as provided in this Section 1.03. Failure to sign such an amendment shall not affect Tenant’s liability for the Amortized TI Costs.

1.04	“Tenant’s Share”: The sum of Tenant’s Common Area Share of Common Area Operating Expenses and Tenant’s Building Share of Building Operating Expenses.

“Tenant’s Common Area Share”: Tenant’s percentage of Common Area Operating Expenses (as defined in Exhibit B) which shall be calculated by dividing the rentable square footage of the Premises by the rentable square footage of all buildings located in the Development.

“Tenant’s Building Share”: Tenant’s percentage of Building Operating Expenses (as defined in Exhibit B) which shall be calculated by dividing the rentable square footage of the Premises by the rentable square footage of the Building.

1.05	“Term”: A period of forty-eight (48) months. The Term shall commence on June 1, 2009 (the “Commencement Date”) and, unless terminated early in accordance with this Lease, end on May 31, 2013 (the “Termination Date”).

1.06	“Letter of Credit”: Letter or Credit initially in the amount of $183,000.00.

1.07	“Brokers”: CB Richard Ellis for Tenant and CPS CORFAC International and CB Richard Ellis for Landlord.

1.08	“Permitted Use”: General office purposes.

1.09	“Notice Addresses:

Landlord:	Tenant:
Bixby Technology Center, LLC	The Premises
c/o Bixby Land Company
2211 Michelson Drive, Suite 500
Irvine, CA 92612
1.10	“Landlord Work” means the work, if any, that Landlord is obligated to perform in the Premises pursuant to a separate work letter agreement (the “Work Letter”), if any, attached to this Lease as Exhibit C.

1.11	“Parking”: Tenant shall have non-exclusive access to fifty (50) surface parking spaces in common with other tenants and occupants of the Development. All parking rights granted to Tenant hereunder may be utilized by Tenant’s agents, licensees, assignees, subtenants, customers, employees, contractors, suppliers and invitees (“Tenant’s Parties” or “Tenant Parties”) on the same basis as they are available to Tenant (subject to the terms of Exhibit D attached hereto), except that Tenant shall have the right, but not the obligation, to direct and allocate such use.
2. Possession.
     2.01 It is contemplated that Landlord will perform Landlord Work prior to and following the Commencement Date during which time Tenant shall be in possession of the Premises and paying Rent (defined below). Tenant acknowledges that some interruptions and/or interference with Tenant’s business may occur during the course of the Landlord Work, but agrees that no interruptions or inconveniences to Tenant or its business suffered as a result of the Landlord Work shall excuse Tenant from paying full Rent or constitute an eviction of Tenant from the Premises, whether constructive or otherwise. Landlord’s failure to substantially complete the Landlord Work by any particular date shall not be a default by Landlord or otherwise render Landlord liable for damages. If Landlord is delayed in the performance of the Landlord Work as a result of the acts or omissions of Tenant, the Tenant Parties or their respective contractors or vendors, including, without limitation, changes requested by Tenant to approved plans, Tenant’s failure to comply with any of its obligations under this Lease, or the specification of any materials or equipment with long lead times (a “Tenant Delay”), the Landlord Work shall be deemed to be substantially complete on the date that Landlord could reasonably have been expected to substantially complete the Landlord Work absent any Tenant Delay.
     2.02 Subject to Landlord performing any required Landlord Work, the Premises and Existing Fixtures (defined below) are accepted by Tenant in “as is” condition and configuration without any representations or warranties by Landlord. Landlord shall not be liable for any failure to deliver possession of the Premises or any other space due to the holdover or unlawful possession of such space by any party. In such event, the commencement date for such space shall be postponed until the date Landlord delivers possession of the Premises to Tenant free from occupancy by any party.
     2.03 Notwithstanding the foregoing, Landlord warrants that all Building Systems (as defined herein) serving the Premises shall be in good operating condition and repair for the first ninety (90) days of the Term following the Commencement Date (the “Landlord Warranty Period”). Such warranty shall not, however, cover any damage to the Building Systems caused by Tenant, its agents, employees, contractors or invitees, which shall be repaired at Tenant’s sole expense. Subject to the foregoing limitation, as Tenant’s sole remedy for Landlord’s breach of this warranty, Landlord shall make any repairs and/or replacements to the Building Systems that may be required during the Landlord Warranty Period at Landlord’s expense, and the cost of any such repairs and/or replacements shall not be included in Tenant’s Share of Operating Expenses (as such terms are hereinafter defined). For purposes of this Lease, “Building Systems” shall mean the fire/life safety systems, Building HVAC (as hereinafter defined), plumbing, electrical (including panels and outlets) and mechanical systems (and shall exclude any such systems installed by or on behalf of Tenant). Landlord has not received any written notice regarding any violation of the provisions of Title III of the Americans with Disabilities Act of 1990, as amended and any regulations promulgated pursuant thereto (collectively, the “ADA”).
     2.04 At no additional cost to Tenant, Landlord shall provide the furniture, fixtures and equipment listed on Exhibit G, attached hereto and incorporated herein (the “Existing Fixtures”).
3. Rent. Tenant shall pay Landlord, without any setoff or deduction all Base Rent and Additional Rent for the Term (collectively referred to as “Rent”) when due. “Additional Rent” means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord under this Lease, including, without limitation, payments for insurance, repairs and parking and Tenant’s Share of Taxes and Expenses. Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand. All other items of Rent shall be due and payable by Tenant on or before thirty (30) days after billing by Landlord provided that the installment of Base Rent and Additional Rent for the first full calendar month of the Term shall be payable upon the execution of this Lease by Tenant. Rent shall be made payable to the entity and sent to the address Landlord designates. Tenant shall pay Landlord an administration fee equal to five percent (5%) of all past due Rent. In addition, past due Rent shall accrue interest at twelve percent (12%) per annum (or the maximum rate legally permissible, whichever is less) (“Interest Rate”) from the date due until paid. Rent for any partial month during the Term shall be prorated. No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction. Tenant’s covenant to pay Rent is independent of every other covenant in this Lease. Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord the first installment of Monthly Base Rent in the sum of Sixteen Thousand Eight Hundred Eighty and 40/100 Dollars ($16,880.40).
4. Compliance with Laws; Use. The Premises shall be used for the Permitted Use and for no other use whatsoever. Tenant shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity (“Laws”), regarding the operation of Tenant’s business and the use, condition, configuration and occupancy of the Premises. Tenant shall comply with the rules and regulations of the Building attached as Exhibit D and such other reasonable rules and regulations adopted by Landlord from time to time.
5. Letter of Credit.
     5.01 Concurrently with Tenant’s execution of this Lease, Tenant shall deliver to Landlord, as additional collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of any default by Tenant under this Lease, including, but not limited to, any post lease termination damages under section 1951.2 of the California Civil Code, a standby, unconditional, irrevocable, transferable letter of credit (the “Letter of Credit”) in the form of Exhibit F hereto and containing the terms required herein, in the face amount of One Hundred Eighty-Three and No/100ths Dollars ($183,000.00) (provided, however, that the Letter of Credit Amount shall be increased by an amount equal to the Amortized TI Costs) (the “Letter of Credit Amount”), naming Landlord as beneficiary, issued by a financial institution acceptable to Landlord in Landlord’s sole discretion, permitting multiple and partial draws thereon, and otherwise in form acceptable to Landlord in Its sole discretion. Tenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, renewal or extension) in the Letter of Credit Amount (as the same may be reduced pursuant to in Section 5.06 and/or 5.07 below) through the date (the “Final LC Expiration Date”) that is 120 days after the scheduled expiration date of the Term or any renewal Term of this Lease. If the Letter of Credit held by Landlord expires earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord not later than thirty (30) days prior to the expiration date of the Letter of Credit then held by Landlord. Any renewal or replacement Letter of Credit shall comply with all of the provisions of this Section 5, shall be irrevocable, transferable and shall remain in effect (or be automatically renewable) through the Final LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion.
     5.02 Landlord shall have the immediate right to draw upon the Letter of Credit, in whole or in part, at any time and from time to time: (i) If a Default occurs and is not cured within the applicable cure period provided for such Default in this Lease and/or to compensate Landlord for any and all damages it suffers upon termination of this Lease; (ii) If the Letter of Credit held by Landlord expires (or is set to expire) earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), and Tenant fails to deliver to Landlord, at least thirty (30) days prior to the expiration date of the Letter of Credit then held by Landlord, a renewal or substitute Letter of Credit that is in effect and that complies with the provisions of this Section 5; or (iii) Tenant either files a voluntary petition, or an involuntary petition is filed against Tenant by an entity other than Landlord or an affiliate thereof, under any chapter of the Federal Bankruptcy Code, Tenant executes an assignment for the benefit of creditors or Tenant is placed in receivership or otherwise becomes insolvent. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit upon the occurrence of any event of default by Tenant under this Lease or upon the occurrence of any of the other events described above in this Section 5.02.
     5.03 The proceeds of the Letter of Credit shall constitute Landlord’s sole and separate property (and not Tenant’s property or the property of Tenant’s bankruptcy estate) and Landlord may immediately upon any draw (and without notice to Tenant) apply or offset the proceeds of the Letter of Credit: (i) against any Rent payable by Tenant under this Lease that is not paid when due; (ii) against all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it may suffer as a result of any Default by Tenant under this Lease, including any damages arising under section 1951.2 of the California Civil Code following termination of this Lease; (iii) against any costs incurred by Landlord in connection with this Lease (including attorneys’ fees); and (iv) against any other amount that Landlord may spend or become obligated to spend by reason of Tenant’s Default. Provided Tenant has performed all of its obligations under this Lease, Landlord agrees to pay to Tenant within thirty (30) days after the Final LC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied as allowed above; provided, that if prior to the Final LC Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.
     5.04 If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total Letter of Credit Amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Section 5, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in this Lease, the same shall, at Landlord’s election, constitute an uncurable event of default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.
     5.05 Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer all or any portion of its interest in and to the Letter of Credit to another party, person or entity, including Landlord’s mortgagee and/or to have the Letter of Credit reissued in the name of Landlord’s mortgagee. If Landlord transfers its interest in the Building and transfers the Letter of Credit (or any proceeds thereof then held by Landlord) in whole or in part to the transferee, Landlord shall, without any further agreement between the parties hereto, thereupon be released by Tenant from all liability therefor. The provisions hereof shall apply to every transfer or assignment of all or any part of the Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the issuer of the Letter of Credit such applications, documents and instruments as may be necessary to effectuate such transfer. Tenant shall be responsible for paying the issuer’s transfer and processing fees in connection with any transfer of the Letter of Credit and, if Landlord advances any such fees (without having any obligation to do so), Tenant shall reimburse Landlord for any such transfer or processing fees within ten days after Landlord’s written request therefor.
     5.06 Subject to the provisions of this Section 5 and provided that Tenant has not been in Default or breach of any provision of this Lease beyond any applicable cure periods at any time prior to a Reduction Event (defined below), then Tenant shall be entitled to reduce the Letter of Credit Amount to an amount equal to the last month’s Base Rent. For purposes of this Section 5, a "Reduction Event” shall mean any one of the following which occurs after the first anniversary of the Commencement Date (each of which shall be verified by Landlord’s review and approval of financial statements and other reasonably requested documentation): (1) Tenant is acquired by a publicly traded company with a market capitalization greater than $150,000,000.00; (2) Tenant is acquired by a privately held company that has at least four (4) consecutive quarters of profitability as of the date of the acquisition and a current ratio greater than 1.00 (i.e., current assets divided by current liabilities in accordance with GAAP); or (3) Tenant has at least four (4) consecutive quarters of profitability and a current ratio greater than 1.00 (i.e., current assets divided by current liabilities in accordance with GAAP).
     5.07 Subject to the provisions of this Section 5 and provided that prior to an applicable Reduction Date (defined below) (a) Tenant has not been in Default or breach of any provision of this Lease beyond any applicable cure periods at any time and (b) no Reduction Event has occurred, then Tenant shall be entitled to reduce the Letter of Credit Amount effective as of the last day of the twelfth (12th), twenty-fourth (24th), and thirty-sixth (36th) months of the Term (individually, a “Reduction Date” and collectively, the “Reduction Dates”) as follows: On each Reduction Date, Tenant shall be entitled to reduce the Letter of Credit Amount by an amount equal to Twenty-Five Percent (25%) of the original Letter of Credit Amount. For example, if Tenant has not been in Default or breach of any provision of this Lease beyond any applicable cure periods at any time prior to the Reduction Date occurring on the last day of the twelfth (12th) month of the Term, Tenant elected not to apply the cost of the Landlord Work to the Amortized TI Costs and Tenant duly and timely pays the Monthly Basic Rent and Additional Rent that is due and payable on the first day of the twelfth (12th) month, Tenant would be entitled to reduce the Letter of Credit Amount by Forty-Five Thousand Seven Hundred Fifty and No/100ths Dollars ($45,750.00) to One Hundred Thirty-Seven Thousand Two Hundred Fifty and No/100th Dollars ($137,250.00) effective as of the last day of the twelfth (12th) month of the Term. If Tenant is eligible for a Letter of Credit reduction on a Reduction Date, Landlord shall execute any documents reasonably requested by Tenant and the issuing bank to effectuate the applicable release of the Letter of Credit, within fifteen (15) days after Tenant submits such documents to Landlord for execution provided Tenant is not in default under this Lease.
     5.08 Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any Law applicable to security deposits in the commercial context including Section 1950.7 of the California Civil Code, as such section now exists or as may be hereafter amended or succeeded (“Security Deposit Laws”), (2) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other Laws, now or hereafter in effect, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in this Section 5 and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease or the acts or omissions of Tenant or any of Tenant’s Parties, including any damages Landlord suffers following termination of this Lease.

6. Tenant’s Use of Common Areas. During the Term of this Lease, Tenant shall have the nonexclusive right to use in common with Landlord and all persons, firms and corporations conducting business in the Development and their respective customers, guests, licensees, invitees, subtenants, employees and agents (collectively, “Development Occupants”), subject to the terms of this Lease, the rules and regulations attached hereto as Exhibit D and all covenants, conditions and restrictions now or hereafter affecting the Development (provided Tenant’s use of the Premises as contemplated herein is not materially and adversely impacted, whether by way of amendment to, the following common areas of the Development (collectively, the “Common Areas”): the parking facilities of the Development which serve the Building, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, and similar areas and facilities situated within the Development and appurtenant to the Building which are not reserved for the exclusive use of any Development Occupants). Subject to Tenant’s obligation to pay Tenant’s Common Area Share of the cost thereof through Common Area Operating Expenses (as defined in Exhibit B) Landlord shall maintain the Common Areas (including, without limitation, the truck loading and parking areas and trash removal) in a clean, orderly, lighted and reasonably attractive condition comparable with similar projects in the vicinity with, subject to the remainder of this Lease, continuous ingress and egress to and from public roadways to the Premises and the parking areas appurtenant to the Premises.
7. Landlord’s Reservation of Rights. Provided Tenant’s use of and access to the Premises and parking to be provided to Tenant under this Lease is not interfered with in an unreasonable manner, Landlord reserves for itself and for all other owner(s) and operator(s) of the Common Areas and the balance of the Development, the right from time to time to: (i) install, use, maintain, repair, replace and relocate pipes, ducts, conduits, wires and appurtenant meters and equipment above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Building; (ii) make changes to the design and layout of the Development, including, without limitation, changes to buildings, driveways, entrances, loading and unloading areas, direction of traffic, landscaped areas and walkways, and, subject to the parking provisions contained in Section 29 and Exhibit D, parking spaces and parking areas; and (iii) use or close temporarily the Common Areas and/or other portions of the Development while engaged in making improvements, repairs or alterations to the Building, the Development, or any portion thereof.
8. Operating Expenses.
     8.01 Throughout the Term of this Lease, commencing on the Commencement Date, Tenant agrees to pay Landlord as additional rent in accordance with the terms of this Section 8, Tenant’s Common Area Share of the Common Area Operating Expenses and Tenant’s Building Share of the Building Operating Expenses and all costs and expenses for the operation, maintenance, repair, and replacement of the Development including, without limitation those costs and expenses listed on Exhibit B attached hereto.
     8.02 Prior to the Commencement Data and on or about March 1st of each subsequent calendar year during the Term of this Lease, Landlord will endeavor to deliver to Tenant a statement (“Estimate Statement”) wherein Landlord will estimate both the Operating Expenses and Tenant’s Share thereof (the “Monthly Operating Expense Charge”) for the then current calendar year. Tenant agrees to pay Landlord, as additional rent, Tenant’s estimated Monthly Operating Expense Charge each month thereafter, beginning with the next installment of rent due, until such time as Landlord issues a revised Estimate Statement or the Estimate Statement for the succeeding calendar year except that, concurrently with the regular monthly rent payment next due following the receipt of each such Estimate Statement, Tenant agrees to pay Landlord an amount equal to one (1) monthly installment of Tenant’s estimated Monthly Operating Expense Charge multiplied by the number of months from January, in the current calendar year, to the month of such rent payment next due, all months inclusive (less any applicable Operating Expenses already paid). If at any time during the Term of this Lease, but not more often than quarterly, Landlord reasonably determines that Tenant’s Share of Operating Expenses for the current calendar year will be greater than the amount set forth in the then current Estimate Statement, Landlord may issue a revised Estimate Statement and Tenant agrees to pay Landlord, with the next month’s rent payment due following receipt of the revised Estimate Statement, the difference between the amount owed by Tenant under such revised Estimate Statement and the amount owed by Tenant under the original Estimate Statement for the portion of the then current calendar year which has expired. Thereafter Tenant agrees to pay Tenant’s Monthly Operating Expense Charge based on such revised Estimate Statement until Tenant receives the next calendar year’s Estimate Statement or a new revised Estimate Statement for the current calendar year.
     8.03 By March 1st of each calendar year during the Term of this Lease, Landlord will also endeavor to deliver to Tenant a statement (“Actual Statement”) which states Tenant’s Share of the actual Operating Expenses for the preceding calendar year. If the Actual Statement reveals that Tenant’s Share of the actual Operating Expenses is more than the total Additional Rent paid by Tenant for Operating Expenses on account of the preceding calendar year, Tenant agrees to pay Landlord the difference in a lump sum within ten (10) days of receipt of the Actual Statement. If the Actual Statement reveals that Tenant’s Share of the actual Operating Expenses is less than the Additional Rent paid by Tenant for Operating Expenses on account of the preceding calendar year, Landlord will credit any overpayment toward the next monthly installment(s) of Tenant’s Share of the Operating Expenses due under this Lease or, in the event this Lease terminates before Tenant is able to receive such credit, Landlord will pay the amount of such overpayment to Tenant within thirty (30) days of the date Landlord finalizes the Actual Statement.
     8.04 Any delay or failure by Landlord in delivering any Estimate Statement or Actual Statement pursuant to this Section 8 will not constitute a waiver of its right to require an increase in rent nor will it relieve Tenant of its obligations pursuant to this Section 8, except that Tenant will not be obligated to make any payments based on such Estimate Statement or Actual Statement until ten (10) days after receipt of such Estimate Statement or Actual Statement. If Tenant does not object to any Estimate Statement or Actual Statement within ninety (90) days after

Tenant receives any such statement, such statement will be deemed final and binding on Tenant. Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of the actual Operating Expenses for the year in which this Lease terminates, Tenant agrees to promptly pay any increase due over the estimated expenses paid and, conversely, any overpayment made in the event said expenses decrease shall promptly be rebated by Landlord to Tenant. Such obligation will be a continuing one which will survive the expiration or termination of this Lease. Prior to the expiration or sooner termination of this Lease Term and Landlord’s acceptance of Tenant’s surrender of the Premises, Landlord will have the right to estimate the actual Operating Expenses for the then current Lease Year and to collect from Tenant prior to Tenant’s surrender of the Premises, Tenant’s Share of any excess of such actual Operating Expenses over the estimated Operating Expenses paid by Tenant in such Lease Year.
     8.05 Tenant agrees to contract directly for and to pay for all water, gas, heat, light, power, telephone, waste/trash removal, sewer and other utilities, service and maintenance of the heating ventilation and air conditioning system (the “HVAC”) serving the Premises which service shall be performed no less frequently than quarterly and janitorial services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered or billed to Tenant, Tenant agrees to pay a reasonable proportion to be determined by Landlord of all charges jointly metered with other Premises. Landlord will not be liable to Tenant for any failure to furnish any of the foregoing utilities and services if such failure is caused by all or any of the following: (i) accident, breakage or repairs; (ii) strikes, lockouts or other labor disturbance or labor dispute of any character; (iii) governmental regulation, moratorium or other governmental action or inaction; (iv) inability despite the exercise of reasonable diligence to obtain electricity, water or fuel; or (v) any other cause beyond Landlord’s reasonable control. In addition, in the event of any stoppage or interruption of services or utilities, Tenant shall not be entitled to any abatement or reduction of rent and no eviction of Tenant will result from such failure and Tenant will not be relieved from the performance of any covenant or agreement in this Lease because of such failure. Notwithstanding anything in this Lease to the contrary, if, as a result of the negligent acts or omissions of Landlord or its agents, contractors or employees, for more than three (3) consecutive business days following written notice to Landlord, there is no elevator service to the Premises, or no HVAC or electricity to the Premises, or such an interruption of other essential utilities and building services, such as fire protection or water, so that any portion of the Premises cannot be and is not used by Tenant as contemplated in this Lease, in Tenant’s judgment reasonably exercised, then Tenant’s rent shall thereafter be abated until the Premises are again usable by Tenant in proportion to the extent to which Tenant’s use of the Premises is interfered with; provided, however, that if Landlord is diligently pursuing the repair of such utilities or services and Landlord provides substitute services reasonably suitable for Tenant’s purposes, as for example, bringing in portable air-conditioning equipment, then there shall not be an abatement of rent. This section shall not apply in case of damage to, or destruction of, the Building, which shall be governed by a separate provision of this Lease.
     8.06 Subject to this Section 8, Landlord shall furnish to the Common Areas in the Building HVAC from 8:00 A.M. to 6:00 P.M. Monday through Friday (the “Building Hours”). Tenant shall have the right to receive HVAC service to the Common Areas in the Building during hours other than Building Hours by paying Landlord’s then standard charge for additional HVAC service (which shall be treated as Additional Rent) with a two (2) hour minimum and providing such reasonable prior notice as is specified from time to time by Landlord. The current hourly cost, which is subject to increase in Landlord’s reasonable discretion, is Forty-Five Dollars ($45.00).
9. Leasehold Improvements.
     9.01 All improvements in and to in the Premises, including the Landlord Work, any Alterations, the Existing Fixtures and Fixtures (as defined in Exhibit C attached hereto) (collectively, "Leasehold Improvements”), shall remain upon the Premises at the end of the Term without compensation to Tenant. Landlord, however, by written notice to Tenant at least thirty (30) days prior to the Termination Date, may require Tenant, at its expense, to remove any electronic, phone and data cabling and related equipment (collectively, “Cable”) installed by or for the benefit of Tenant and any Landlord Work or Alterations or Fixtures that, in Landlord’s reasonable judgment, are not standard office improvements and are of a nature that would require material removal and repair costs (collectively referred to as “Required Removables”).
10. Repairs and Alterations.
     10.01 Tenant shall periodically inspect the Premises to identify any conditions that are dangerous or in need of maintenance or repair and shall promptly provide Landlord with notice of any such conditions. Tenant shall, at its sole cost and expense, promptly perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and shall keep the Premises in good condition and repair, reasonable wear and tear excepted. If Tenant fails to make any repairs to the Premises for more than fifteen (15) days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to ten percent (10%) of the cost of the repairs. Landlord shall perform all maintenance and repairs upon the: (a) structural elements of the Building; (b) mechanical, electrical, plumbing, HVAC and fire/life safety systems serving the Building in general; (c) Common Areas; (d) roof of the Building; (e) exterior windows of the Building; and (f) elevators serving the Building. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932, and Sections 1941 and 1942 of the California Civil Code, or any similar or successor Laws now or hereinafter in effect
     10.02 Tenant shall not make alterations, repairs, additions or improvements or install any cable (collectively referred to as “Alterations”) without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld. In order to obtain such approvals, Tenant shall furnish Landlord with plans and specifications; names of contractors acceptable to Landlord; required permits and approvals;

evidence of contractor’s and subcontractors insurance in amounts reasonably required by Landlord and naming Landlord as an additional insured; and any security for performance in amounts reasonably required by Landlord. Tenant shall reimburse Landlord for any sums paid by Landlord for third party examination of Tenant’s plans for Alterations. In addition, Tenant shall pay Landlord a fee for Landlord’s oversight and coordination of any Alterations equal to ten percent (10%) of the cost of the Alterations. Upon completion, Tenant shall furnish “as-built” plans for Alterations, completion affidavits and full and final waivers of lien.
11. Entry by Landlord. Landlord may enter the Premises to inspect or show the Premises, to clean and make repairs, alterations or additions and to perform or facilitate maintenance, repairs, alterations or additions to any portion of the Building. Except in emergencies or to provide Building services, Landlord shall provide Tenant with reasonable prior verbal notice of entry. Entry by Landlord shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent.
12. Assignment and Subletting.
     12.01 Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion if Landlord does not exercise its recapture rights. Any attempted Transfer in violation of this Article shall, at Landlord’s option, be void. Within fifteen (15) business days after receipt of executed copies of the transfer documentation and such other information as Landlord may request, Landlord shall either (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; (b) refuse to consent to the Transfer, (c) recapture the portion of the Premises that Tenant is proposing to Transfer; or (d) elect to increase the Base Rent payable hereunder to the fair market rental rate (“Market Rent”) as set forth below. If Landlord exercises its right to recapture, this Lease shall automatically be amended to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer. “Market Rent” shall mean the monthly amount per square foot in the Premises that a willing, non-equity new tenant would pay and a willing landlord would accept at arm’s length for space in a comparable office park, with comparable tenant improvements, in a comparable location, giving appropriate consideration to monthly rental rates per square foot, the presence or absence of rent escalation clauses such as operating expense and tax pass-throughs, length of lease term, size and location of premises being leased and other generally applicable terms and conditions of tenancy for a similar office park. Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any similar or successor Laws, now or hereinafter in effect, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable Laws, on behalf of the proposed transferee. In no event shall any Transfer release or relieve Tenant from any obligation under this Lease. Tenant shall pay Landlord a review fee of Five Hundred and No/100 Dollars ($500.00) for Landlord’s review of any requested Transfer. Additionally, Tenant shall reimburse Landlord and all reasonable attorneys’ fees and costs incurred by Landlord with respect to any Transfer, whether consented to or not. If Tenant is in Default, Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of Tenant’s share of payments received by Landlord.
     12.02 Notwithstanding anything to the contrary contained in this Lease, Tenant, without Landlord’s prior written consent, but upon reasonable prior written notice to Landlord, without being released of liability, may sublet the Premises or assign this Lease to: (i) a subsidiary, affiliate, franchisee, division, corporation or entity controlling, controlled by or under common control with Tenant; (ii) a successor corporation or entity related to Tenant by merger, acquisition, consolidation, non-bankruptcy reorganization or government action; or (iii) a purchaser of substantially all of Tenant’s stock, or all of Tenant’s assets at the Premises provided any such entity described under clause (i) above is not formed by Tenant for the purpose of avoiding any right of Landlord to recapture the portion of the Premises that Tenant is proposing to transfer (all of the foregoing hereinafter sometimes collectively shall be referred to as “Permitted Transfers”, and any person to whom any Permitted Transfer is made hereinafter sometimes shall be referred to as a “Permitted Transferee”).
13. Liens. Tenant shall not permit mechanic’s or other liens to be placed upon the Development or Premises in connection with any work purportedly done by or for the benefit of Tenant or its transferees. Tenant shall, within ten (10) days of notice from Landlord, fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by Law. If Tenant fails to do so, Landlord may bond, insure over or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord, including, without limitation, reasonable attorneys’ fees.
14. Indemnity and Waiver of Claims. Tenant hereby waives all claims against and releases Landlord and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees (as defined herein) and agents (the “Landlord Related Parties”) from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) acts of God, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe not located in the Common Areas; (d) the inadequacy or failure of any security services, personnel or equipment caused by the gross negligence of Landlord, or (e) any matter outside of the reasonable control of Landlord. Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties, Tenant shall indemnify, defend and hold Landlord and Landlord Related Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with any damage or injury occurring in, on or about the Premises or any acts or omissions (including violations of Law) of Tenant and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees (as defined herein) and agents (the “Tenant Related Parties”) or any of Tenant’s transferees, contractors or licensees.

15. Insurance.
     15.01 Tenant shall maintain the following insurance (“Tenant’s Insurance”): (a) Commercial General Liability Insurance on an occurrence basis, insuring bodily injury, personal injury and property damage including the following divisions and extensions of coverage: Premise and Operations; Owners and Contractor protective; blanket contractual liability (including coverage for Tenant’s indemnity obligations under this Lease); liquor liability, if applicable; and products and completed operations. Such insurance must have the following minimum limits of liability: bodily injury, personal injury and property damage — Two Million Dollars ($2,000,000.00) each occurrence, provided that if liability coverage is provided by a Commercial General Liability policy, the general aggregate limit shall apply separately and in total to this location only (per location general aggregate); (b) Extra Expense, Loss of Income or Property/Business Interruption Insurance written on an All Risk or Special Perils form, with coverage for broad farm water damage including earthquake sprinkler leakage, at replacement cost value and with a replacement cost endorsement covering all of Tenant’s business and trade fixtures, equipment, movable partitions, furniture, merchandise and other personal property within the Premises (“Tenant’s Property”) and any Leasehold Improvements performed by or for the benefit of Tenant; (c) Workers’ Compensation Insurance as required by Law and in amounts as may be required by applicable statute and Employers Liability Coverage of at least One Million Dollars ($1,000,000.00) per occurrence; (d) Comprehensive Automobile Liability insuring bodily injury and property damage arising from all owned, non-owned and hired vehicles, if any, with minimum limits of liability of One Million Dollars ($1,000,000.00) per accident.
     15.02 Any company writing Tenant’s insurance shall have an A.M. Best rating of not less than AX. All Commercial General Liability Insurance policies shall name Landlord (or its successors and assignees), the managing agent for the Building (or any successor), and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord and its successors as the interest of such designees shall appear, as additional insureds and must contain a provision that the insurance afforded by such policy is primary insurance. All policies of Tenant’s insurance shall contain an unqualified thirty (30) days’ advance written notice of any cancellation, termination, material change or lapse of insurance. No policy required hereunder shall contain a co-insurance clause and all policy deductibles shall be acceptable to Landlord. If Tenant has and continually maintains a net worth in excess of One Hundred Million Dollars ($100,000,000.00) during the term of this Lease and provides Landlord with satisfactory evidence thereof, then the tenant may elect to self-insure any of the insurance coverage required by this Lease. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant’s insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises, and thereafter as necessary to assure that Landlord always has current certificates evidencing Tenant’s insurance.
16. Subrogation. Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claims, actions or causes of action against the other for any loss or damage to person or with respect to Tenant’s Property, Leasehold Improvements, the Building, the Premises, or any contents thereof, including rights, claims, actions and causes of action based on negligence, which loss, damage, or injury is (or would have been, had the insurance required by this Lease been carried) covered by insurance.
17. Casualty Damage. Landlord, by notice to Tenant within sixty (60) days of the date of the fire or other casualty (a “Casualty”), shall have the right to terminate this Lease if all or any part of the Premises is damaged to the extent that it cannot reasonably be repaired within one hundred twenty (120) days after the date of the Casualty. If this Lease is not terminated, Landlord shall promptly and diligently, restore the Premises. Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law. Upon notice from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant’s insurance with respect to any Leasehold Improvements performed by or for the benefit of Tenant; provided if the estimated cost to repair such Leasehold Improvements exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repairs. Within fifteen (15) days of demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs. Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant’s business resulting in any way from the Casualty or the repair thereof. Provided that Tenant is not in Default, during any period of time that all or a material portion of the Premises is rendered untenantable as a result of a Casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant. The provisions of this Lease, including this Section 17, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Development and any Laws, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any similar or successor Laws now or hereinafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Development.
18. Condemnation. Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Development which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building. The terminating party shall provide written notice of termination to the other party within forty-five (45) days after it first receives notice of the Taking. The termination shall be effective on the date the physical taking occurs. All compensation awarded for a Taking, or sale proceeds, shall be the property of Landlord. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure, or any similar or successor Laws.

19. Events of Default. Each of the following occurrences shall be considered to be a “Default”: (a) Tenant’s failure to pay any portion of Rent when due, if the failure continues for three (3) days after receipt of written notice by Tenant, which notice shall be in satisfaction of, and not in addition to, notice required by Law (“Monetary Default”); or (b) Tenant’s failure (other than a Monetary Default) to comply with any term, provision, condition or covenant of this Lease, if the failure is not cured within ten (10) days after receipt of written notice by Tenant, which notice shall be in satisfaction of, and not in addition to, notice required by Law, provided, however, if Tenant’s failure to comply cannot reasonably be cured within ten (10) days, Tenant shall be allowed additional time (not to exceed sixty (60) days) as is reasonably necessary to cure the failure so long as Tenant commences to cure within ten (10) days and Tenant diligently pursues the cure to completion.
20. Remedies.
     20.01 Upon the occurrence of any Default under this Lease, whether enumerated in Section 19 or not, Landlord shall have the option to pursue any one (1) or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of Rent or other obligations, except for those notices specifically required pursuant to the terms of Section 19 or this Section 20, and waives any and all other notices or demand requirements imposed by applicable law):
          (a) Terminate this Lease and Tenant’s right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:
               (i) The Worth at the Time of Award of the unpaid Rent which had been earned at the time of termination;
               (ii) The Worth at the Time of Award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could have been reasonably avoided;
               (iii) The Worth at the Time of Award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could be reasonably avoided;
               (iv) Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and
               (v) All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.
     The “Worth at the Time of Award” of the amounts referred to in parts (i) and (ii) above, shall be computed by allowing interest at the lesser of a per annum rate equal to: (A) the greatest per annum rate of interest permitted from time to time under applicable law, or (B) the Prime Rate plus five percent (5%). For purposes hereof, the “Prime Rate” shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the State of California. The “Worth at the Time of Award” of the amount referred to in part (iii), above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%);
          (b) Employ the remedy described in California Civil Code § 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); or
          (c) Notwithstanding Landlord’s exercise of the remedy described in California Civil Code § 1951.4 in respect of an event or events of default, at such time thereafter as Landlord may elect in writing, to terminate this Lease and Tenant’s right to possession of the Premises and recover an award of damages as provided above in Section 20.01(a).
     20.02 The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.
     20.03 TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174 (c) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER LAWS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE LEASE TERM PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT’S BREACH. TENANT ALSO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE.
     20.04 No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one (1) or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.
     20.05 If Tenant is in Default of any of its non-monetary obligations under the Lease, Landlord shall have the right to perform such obligations. Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to ten percent (10%) of the cost of the work performed by Landlord.
     20.06 This Section 20 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.
21. Limitation of Liability.
     THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO THE LESSER OF (A) THE INTEREST OF LANDLORD IN THE DEVELOPMENT, OR (B) THE EQUITY INTEREST LANDLORD WOULD HAVE IN THE DEVELOPMENT IF THE DEVELOPMENT WERE ENCUMBERED BY THIRD PARTY DEBT IN AN AMOUNT EQUAL TO SEVENTY PERCENT (70%) OF THE VALUE OF THE DEVELOPMENT. TENANT SHALL LOOK SOLELY TO LANDLORD’S INTEREST IN THE DEVELOPMENT FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) (DEFINED IN SECTION 24 BELOW) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN SECTION 24 BELOW), NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT.
22. Intentionally Omitted.
23. Holding Over. If Tenant remains in possession of the Premises after expiration or termination of the Term, or after the date in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on written thirty (30) day notice at any time, by either party. Tenant’s occupancy shall be subject to all the terms and provisions of this Lease and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to one hundred fifty percent (150%) of the fair market gross rental for the Premises as reasonably determined by Landlord (which in no event shall be less than one hundred fifty percent (150%) of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover). No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from Immediate recovery of possession of the Premises by summary proceedings or otherwise. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom..
24. Subordination to Mortgages; Estoppel Certificate. Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Development, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”), This clause shall be self-operative, but upon request from the holder of a Mortgage (a “Mortgagee”), Tenant shall execute a commercially reasonable subordination agreement. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. Upon request, Tenant shall, without charge, attorn to any successor to Landlord’s interest in the Lease. Tenant shall, within ten (10) days after receipt of a written request from Landlord, execute and deliver a commercially reasonable estoppel certificate to those parties as are reasonably requested by Landlord. Landlord will use commercially reasonable efforts to deliver to Tenant the form non-disturbance agreement used by the Mortgagee holding a lien interest in the Development as of the date of this Lease, executed by such Mortgagee, which agrees in substance that, so long as Tenant is not in default under the terms of this Lease, its tenancy and all of its rights hereunder will not be disturbed throughout the Term of this Lease.
25. Financial Statements. Prior to the execution of this Lease by Landlord and at any time during the Term of this Lease upon ten (10) days prior written notice from Landlord, Tenant agrees to provide Landlord with a current financial statement for Tenant and any guarantors of Tenant and financial statements for the two (2) years prior to the current financial statement year for Tenant and any guarantors of Tenant. Such statements are to be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, audited by an independent certified public accountant.
26. Notice. All demands, approvals, consents or notices shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested, or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth in Section 1. Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address without providing a new Notice Address, three (3) days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.
27. Surrender of Premises. At the termination of this Lease or Tenant’s right of possession, Tenant shall remove Tenant’s Property and any designated Required Removables from the Premises, and quit and surrender the Premises and Leasehold Improvements to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damage which Landlord is obligated to repair hereunder excepted. If Tenant fails to remove any of Tenant’s Property from the Premises within two (2) days after termination, Landlord, at Tenant’s sole cost and expense, shall be entitled to remove and store Tenant’s Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred. If Tenant fails to remove Tenant’s Property from the Premises or storage within thirty (30) days after notice, Landlord may deem all or any part of Tenant’s Property to be abandoned and title to Tenant’s Property shall vest in Landlord. If Tenant fails to remove any of the designated Required Removables by the Termination Date or perform related repairs in a timely manner, Landlord may perform such work at Tenant’s expense.
28. Miscellaneous.
     28.01 If either party institutes a suit against the other for violation of or to enforce any covenant, term or condition of this Lease, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys’ fees. Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease. Either party’s failure to declare a default immediately upon its occurrence, or delay in taking action for a default shall not constitute a waiver of the default, nor shall it constitute an estoppel.
     28.02 Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant (other than the payment of the Security Deposit or Rent), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, civil disturbances and other causes beyond the reasonable control of the performing party (“Force Majeure”). Force Majeure shall not include financial difficulties of the party required to perform.
     28.03 Landlord shall have the right to transfer and assign, in whole or in part, all of its ownership interest, rights and obligations in the Building, Development or Lease, including the Security Deposit, and upon transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations and the return of any Security Deposit.
     28.04 Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only, and the delivery of it does not constitute an offer to Tenant or an option. Tenant represents that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease.
     28.05 The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease.
     28.06 Tenant shall, and may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building.
     28.07 This Lease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises. This Lease may be modified only by a written agreement signed by Landlord and Tenant. This Lease shall be interpreted and enforced in accordance with the Laws of the state or commonwealth in which the Building is located.
     28.08 Tenant represents and warrants to Landlord that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant and that Tenant is not, and the entities or individuals constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant are not, among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists.
     28.09 Tenant represents and warrants to Landlord that neither Tenant nor any guarantor of Tenant’s obligations under this Lease is (a) a party in interest, as defined in Section 3(14) of the of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to the AFL-CIO Building Investment Trust (“Trust”), or of any of the plans participating therein, a list of which plans has been delivered to Tenant, or (b) a disqualified person under Section 4975(e)(2) of the Internal Revenue Code of 1986, as amended (“Code”), with respect to the Trust or the plans participating therein. Neither Tenant nor any guarantor of Tenant’s obligations under this Lease shall take any action that would cause this Lease or the exercise by Landlord or the Trust of any rights hereunder, to be a non-exempt prohibited transaction under ERISA. Notwithstanding any contrary provision of this Lease, Tenant shall not assign this Lease or sublease all or any portion of the Premises unless (i) such assignee or subtenant delivers to Landlord a certification (in form and content satisfactory to Landlord) with respect to the status of such assignee or subtenant (and any guarantor of such assignee’s or subtenants obligations) as a party in interest and a disqualified person, as provided above; and (ii) such assignee or subtenant undertakes not to take any action that would cause this Lease or the exercise by Landlord or the Trust of any rights hereunder, to constitute a non-exempt prohibited transaction under ERISA.
     Notwithstanding any contrary provision of this Lease, Tenant shall not (a) sublease all or any portion of the Premises under a sublease in which the rent is based on the net income or net profits of any person, or (b) take any other action with respect to this Lease or the Premises such that the revenues to be received by Landlord or the Trust from time to time in connection with this Lease would, as a result of such action, be subject to the Unrelated Business Income Tax under Sections 511 through 514 of the Code.
     Tenant agrees that it shall incorporate the requirements of this Section 28.09 in any sublease of the Premises (without implying Landlord’s consent thereto).
     28.10 Tenant shall use Union Labor (defined below) for all maintenance, repair, and replacement of the Premises (the “Maintenance Labor Covenant”). Notwithstanding the foregoing, the Maintenance Labor Covenant shall not apply to (i) the services for installation, operation, maintenance and repair of personal property owned exclusively by Tenant (e.g., computer systems, telephones, and furniture other than modular furniture) or for any of Tenant’s specialized equipment, (ii) a specific item or instance of maintenance, repair or replacement to the extent Union Labor is not available in the market to perform such specific item or instance of maintenance, repair or replacement, and/or (iii) maintenance, repairs and replacements that may be and are self-performed by the existing staff of Tenant without the retention, engagement or hiring of any third party or additional employee. Tenant shall (a) include the Maintenance Labor Covenant in each of its service contracts, (b) provide such evidence as Landlord may reasonably require, from time to time during the Lease Term, that the Maintenance Labor Covenant is being fully and faithfully observed and Tenant shall include the obligation to provide such evidence in each service contract entered into by Tenant for such services, and (c) incorporate the foregoing requirements in any sublease, license, or occupancy agreement relating to all or any part of the Premises (without implying Landlord’s consent to same).
     In addition to any other conditions contained in this Lease with respect to Tenant making any alterations or improvements, before making any alterations or improvements to the interior or exterior of the Premises, Tenant shall (a) deliver to Landlord evidence satisfactory to Landlord that Tenant shall cause such construction or alteration work (collectively, the “Construction Activities”) to be performed by contractors who employ craft workers who are members of unions that are affiliated with The Building and Construction Trades Department, AFL-CIO (“Union Labor”), and such work shall conform to traditional craft jurisdictions as established in the area (the "Construction Labor Covenant”), (b) include the Construction Labor Covenant in each of its contracts for the Construction Activities, (c) provide such evidence as Landlord may reasonably require, from time to time during the course of the Construction Activities, that the Construction Labor Covenant is being fully and faithfully observed and Tenant shall include the obligation to provide such evidence in each contract entered into by Tenant for the Construction Activities, and (d) incorporate the foregoing requirements in any sublease, license, or occupancy agreement relating to all or any part of the Premises (without implying Landlord’s consent to same). Tenant shall require that all contractors and subcontractors, of whatever tier, performing Construction Activities agree to submit all construction jurisdictional disputes (i.e., disputes about which union is the appropriate union to perform a given contract) to final and binding arbitration to the procedures of the jointly administered “Plan for the Settlement of Jurisdictional Disputes in the Construction Industry,” a dispute resolution plan established and administered by The Building and Construction Trades Department, AFL-CIO, and various construction industry employer associations. If a resolution to a construction-related jurisdictional dispute cannot be obtained through The Building and Construction Trades Department, AFL-CIO, contractors and subcontractors, of whatever tier, shall agree to submit all such disputes to final and binding arbitration procedures to be administered by the American Arbitration Association (“AAA”) and in conformity with AAA’s Commercial Arbitration Rules, Expedited Procedures, with an arbitrator who is an experienced labor arbitrator and is a member of the National Academy of Arbitration.
29. Parking.
     29.01 During the Term of this Lease, Landlord shall lease to Tenant, and Tenant shall lease from Landlord, the number of parking spaces specified in the Basic Lease Information hereof for use by Tenant’s employees in the common parking areas for the Building within the Development, as designated by Landlord from time to time. Landlord shall at all times have the right to establish and modify the nature and extent of the parking areas for the Building and Development (including whether such areas shall be surface, underground and/or other structures) as long as Tenant is provided the number of parking spaces designated in the Basic Lease Information. In addition, Landlord may, in its sole discretion, assign any unreserved and unassigned parking spaces, and/or make all or a portion of such spaces reserved.
     29.02 In addition to such parking spaces for use by Tenant’s employees, Landlord shall permit access to the parking areas for Tenant’s visitors, subject to availability of spaces. Landlord shall provide Tenant’s parking rights pursuant hereto to Tenant without charge during the initial Term (and any extension thereof) of this Lease unless otherwise required by any governmental authority.
     29.03 The use of the parking areas shall be subject to any reasonable, non-discriminatory rules and regulations adopted by Landlord and/or Landlord’s parking operators from time to time, including any system for controlled ingress and egress and charging visitors and invitees. Tenant shall not use more parking spaces than its allotment and shall not use any parking spaces specifically assigned by Landlord to other tenants of the Building or Development or for such other uses as visitor parking. Tenant’s parking spaces shall be used only for parking by vehicles no larger than normally sized passenger automobiles or pick-up trucks. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees to be loaded, unloaded, or parked in areas other than those, designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described herein, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost thereof to Tenant, which cost shall be Immediately payable by Tenant upon demand by Landlord.
30. Joint and Several Obligations. If more than one (1) person executes this Lease as Tenant, their execution of this Lease will constitute their covenant and agreement that (i) each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and (ii) the term “Tenant” as used in this Lease means and includes each of them jointly and severally. The act of or notice from, or notice or refund to, or the signature of any one (1) or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, will be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.
31. Counterparts; Electronic Delivery. This Lease may be executed in one (1) or more counterparts, each of which shall constitute an original and all of which shall be one (1) and the same agreement. The parties may exchange counterpart signatures by facsimile or electronic transmission and the same shall constitute delivery of this Lease with respect to the delivering party. If a variation or discrepancy among counterparts occurs, the copy of this Lease in Landlord’s possession shall control.
32. Hazardous Substance Disclosure. California law requires landlords to disclose to tenants the existence of certain Hazardous Materials. As used herein, “Hazardous Materials” means any chemical, substance, material, controlled substance, object, condition, waste, living organism or combination thereof, whether solid, semi-solid, liquid or gaseous, which is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects, including, without irritation, tobacco smoke, petroleum and petroleum products, asbestos, radon, polychlorinated biphenyls (PCBs), refrigerants (including those substances defined in the Environmental Protection Agency’s “Refrigerant Recycling Rule,” as amended from time to time) and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes, living organisms or combinations thereof which are now or become in the future listed, defined or regulated in any manner by any Environmental Law based upon, directly or indirectly, such properties or effects. Accordingly, the existence of gasoline and other automotive fluids, asbestos containing materials, maintenance fluids, copying fluids and other office supplies and equipment, certain construction and finish materials, tobacco smoke, cosmetics and other personal items must be disclosed. Gasoline and other automotive fluids are found in the parking areas of the Development. Cleaning, lubricating and hydraulic fluids used in the operation and maintenance of the Building are found in the utility areas of the Building not generally accessible to Building occupants or the public. Many Building occupants use copy machines and printers with associated fluids and toners, and pens, markers, inks, and office equipment that may contain Hazardous Materials. Certain adhesives, paints and other construction materials and finishes used in portions of the Building may contain Hazardous Materials. The Building may from time to time be exposed to tobacco smoke. Building occupants and other persons entering the Building from time to time may use or carry prescription and non-prescription drugs, perfumes, cosmetics and other toiletries, and foods and beverages, some of which may contain Hazardous Materials. By its execution of this Lease, Tenant acknowledges that the notice set forth hereinabove shall constitute the notice required under California Health and Safety Code Section 25915.5.
     The Development was constructed on property that was part of the regional South Bay Asbestos Area Superfund Site under regulatory oversight of the United States Environmental Protection Agency (“EPA”) and the California Department of Toxic Substances Control (“DTSC”) because it contained fill materials that included construction debris including transits pipe, a material that typically contains asbestos, in addition to materials that had been removed from a nearby landfill in the 1960’s during relocation of the Guadalupe River channel. Steps were taken to remove these materials prior to construction of the buildings that now comprise the Development. Any materials that might not have been removed were isolated in place by installation of a soil cap and a sealed sixty (60)-mil thick polyethylene liner under the buildings. A venting system was installed to collect any methane that might be generated by the decomposition of any organic landfill material remaining in the soil.
     Asbestos, which is a hazardous substance, may be located on or beneath the property. To ensure that there is no exposure to the asbestos, there is a soil management plan in effect to maintain the cap integrity. Tenants shall not perform any actions that disturb the soil or asphalt at the Development. Notwithstanding anything to the contrary in this Lease, Tenant shall not take any action, plan or activity that might disturb the soil or asphalt, or could pierce the polyethylene liner under the Buildings or interfere with the sub-surface venting system.
     The Development is subject to a deed restriction that limits use of the property to industrial and/or commercial use and requires that the integrity of the cap be maintained. Tenant shall abide by this and all other restrictions affecting the Development.

Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD: BIXBY TECHNOLOGY CENTER, LLC, a Delaware limited liability company
By:	BixbyBIT Investments, LLC,
a Delaware limited liability company
its sole member

By:	BLC Incentive Management, LLC, a Delaware
limited liability company, its Managing Member

By:	Bixby Land Company,
a California corporation,
its Managing Member

By:	/s/ James Wolford
	Name:	James Wolford
	Title:	CFO

By:	/s/ Aaron Hill
	Name:	Aaron Hill
	Title:	VP Operations

TENANT: FUSION-IO, a Nevada corporation
By:	/s/ John Walker
Name:	John Walker
Title:	Sr. VP, Operations

By:
Name:
Title:

Tenant's Tax ID Number (SSN or FEIN)

EXHIBIT B
EXPENSES AND TAXES
This Exhibit is attached to and made a part of the Lease by and between BIXBY TECHNOLOGY CENTER, LLC, a Delaware limited liability company (“Landlord”) and FUSION-IO, a Nevada corporation (“Tenant”) for space in the Building located at 2130 Gold Street, San Jose, California, located in the Development commonly known as Bixby Technology Center.
1. Items Included in Operating Expenses. The term “Operating Expenses” as used in the Lease to which this Exhibit B is attached means the sum of Building Operating Expenses and Common Area Operating Expenses.
“Building Operating Expenses” shall mean, with respect to any period, and without duplication, all reasonable and customary costs of whatsoever type of character paid or incurred by Landlord during such period in connection with the operation, repair and maintenance of the Buildings (but excluding those items specifically set forth below) as determined by generally accepted accounting practices, consistently applied, including, by way of illustration and not limitation, the following: (1) Landlord’s costs of fulfilling its obligations pursuant to Section 8 of the Lease, to the extent Landlord is entitled to pass through said costs pursuant to said section; (2) amortization on a straight line basis over the useful life (together with interest at the Interest Rate on the unamortized balance) of all capitalized expenditures for the Building, other than in connection with the original construction, which are (a) reasonably intended to produce a reduction of Operating Expenses or energy consumption; or (b) nonstructural items, (3) Landlord’s insurance for the Buildings, as provided in Section 15 of the Lease, (4) real property taxes imposed against the Buildings and other improvements on the legal parcels on which the Buildings are located, (5) all sewer, water, electricity, and other utility charges to the extent not paid directly by Tenant (including HVAC for the Building during normal business hours), and utilities surcharges and any other costs, levies or assessments resulting from statutes or regulations promulgated by any government or quasi-government authority in connection with the use, occupancy or alteration of the Building or the Premises or the parking facilities serving the Building or the Premises, (6) labor costs incurred in the operation and repair of the portion of the Buildings that is Landlord’s obligation under the Lease, including without limitation, supplies, wages, and salaries (including payroll taxes and similar governmental charges related thereto) of employees at the grade of building manager or below that are used in the management, operation and maintenance of the Buildings, (7) supplies, equipment and related operating expenses, and a management/administrative fee of three percent (3%) of the Base Rent, (8) reasonable accounting, audit, verification, legal and other consulting fees related directly to the operation of the Development, (9) amortization on a straight line basis over the useful life (together with interest at the Interest Rate on the unamortized balance) of all costs resulting from Landlord’s replacement during any Option Term, if applicable, of the roof, HVAC above the roof level, and/or the Building elevators;
“Common Area Operating Expenses” shall mean, with respect to any period, and without duplication, all reasonable and customary costs and expenses paid or incurred by Landlord during such period, or operation, repair and maintenance of the Common Areas of the Development (as such terms are defined in the Lease); as determined by generally accepted accounting practices, consistently applied, including the following costs by way of illustration but not limitation, but excluding those items specifically set forth in Paragraph 2 below: (a) water and sewer charges and the costs of electricity, and other utilities serving the Common Areas; (b) costs of insurance for the Common Areas not paid by Tenant pursuant to the paragraph immediately above; (c) waste disposal and janitorial services related solely to the Common Areas; (d) security for the Common Areas (if Landlord elects, in its sole and absolute discretion, to obtain security services or equipment); (e) labor costs incurred in the operation, repair, and management of the Development, including without limitation, supplies, wages and salaries (including payroll taxes and similar governmental charges related thereto) of employees at the grade of building manager or below that are used in the management, operation and maintenance of the Development; (f) Development management office rental (not to exceed the prevailing market rental rate), supplies, equipment and related operating expenses; (g) supplies, materials, equipment and tools including rental of personal property used for maintenance of the Common Area; (h) repair and maintenance of the plumbing, irrigation, electrical, drainage and storm drain systems of the Common Area; (i) maintenance, costs and upkeep of all parking and other Common Areas; (j) depreciation on a straight line basis and rental of personal property used in maintenance of the Common Areas; (k) amortization on a straight line basis over the useful life of all non-structural capitalized expenditures related to the Common Areas, other than in connection with the initial construction, which are () reasonably intended to produce a reduction in operating charges or energy consumption; or (ii) required under any governmental law or regulation that was not applicable to the Development at the time it was originally constructed; or (iii) for replacement of any Development equipment needed to operate the Development at the same quality levels as prior to the replacement; (l) costs and expenses or gardening or landscaping; (m) maintenance of signs (other than Tenant’s signs, and signs of other tenants of the Development, or relating to marketing activities); (n) personal property taxes levied on or attributable to personal property used in connection with the Common Areas; (o) reasonable accounting, audit, legal and other consulting fees; and (p) costs and expenses of repairs, resurfacing, repairing, maintenance, painting, lighting, cleaning, refuse removal, security and similar items.
2. Items Excluded From Operating Expenses. Notwithstanding the provisions of Paragraph 1 above to the contrary, “Operating Expenses” will not include: (a) Landlord’s federal or state income, franchise, inheritance or estate taxes; (b) any ground lease rental; (c) costs incurred by Landlord for the repair of damage to the extent that Landlord is reimbursed by insurance or condemnation proceeds or by tenants, warrantors or other third persons; (d) depreciation, amortization and interest payments, except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party’s services, all as determined in accordance with standard accounting practices; (e) brokerage commissions, finders’ fees, attorneys’ fees, space planning costs and other costs incurred by Landlord in
EXHIBIT B

leasing or attempting to lease space in the Development; (f) interest, principal, points and, fees on debt or amortization on any mortgage, deed of trust or other debt encumbering the Building or the Development (g) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements for tenants in the Development (including the original Landlord Work for the Premises), or incurred in renovating or otherwise improving, decorating, painting or redecorating space for tenants or other occupants of the Development, including space planning and interior design costs and fees; (h) attorneys’ fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants or occupants, and leasing commissions, attorneys’ fees, improvement costs, space planning costs, permit, license and inspection costs and other costs and expenses incurred in connection with leasing space to, or negotiating with, prospective tenants or other occupants; (i) except for the administrative/management fees described in Subparagraph 1(g) above, costs of Landlord’s general corporate overhead; (j) all items and services for which Tenant or any other tenant in the Development reimburses Landlord (other than through operating expense pass-through provisions); (k) utility or service costs for which any tenant directly contracts with the local public service company; (l) costs arising from Landlord’s charitable or political contributions; (m) any costs relating to the initial development and construction of the Development, the Shell or the Landlord Work; (n) subject to reimbursement from Tenant for damage caused by Tenant or its subtenants, agents, employees or contractors, the cost of replacement of the structural portions of the Development or the Premises, including the structural roof, subject, however, to clause (9) of Paragraph 1 above; (o) costs incurred due to violations by Landlord or its agents of the terms and conditions of any lease or applicable law (including, without limitation, any costs to remedy violations of applicable law, excepting Tenant’s specific compliance obligations hereunder), or by another tenant or tenants of the terms and conditions of any lease; (p) expenses related to the management and operation of Landlord as an entity to the extent they do not relate solely to the operation ownership and maintenance of the Development; (q) intentionally omitted; (r) any costs, fines or penalties due to any failure by Landlord to remit timely payments and/or violation by Landlord of any governmental rule or authority or applicable law; (s) profit increment paid to subsidiaries or affiliates of Landlord for services on or to the Development, to the extent only that the costs of such services exceed competitive costs of such services for similarly qualified entities were they not so rendered by a subsidiary or affiliate; (t) any advertising and promotional expenditures; (u) items and services which Landlord provides to other tenants but not to Tenant, or items or services which Landlord provides to the other tenants more than to Tenant, to the extent of such discrepancy; (v) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord or its subsidiaries or affiliates; (w) costs and expenses incurred in connection with the remediation of Hazardous Materials in, on, under or about the Development; (x) costs of capital improvements made-to reduce operating expenses to the extent the portion of such costs otherwise includable in Operating Expenses exceeds the amount by which Landlord reasonably intended Operating Expenses to be reduced due to and at the time of installation of such improvements; (y) items and services for which Tenant or any other tenant in the Development directly reimburses Landlord or third parties and costs reimbursed by insurance proceeds, condemnation proceeds or otherwise; (z) repairs, other work, costs or charges occasioned by the breach of any covenant, warranty or representation made by Landlord pursuant to this Lease or arising from the gross negligence or willful misconduct of Landlord or its employees, agents or contractors or third parties.
3. Audit Rights. Tenant, within thirty (30) days after receiving Landlord’s statement of Expenses, may give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Expenses for the calendar year to which the statement applies. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the management office for the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the state or commonwealth where the Property is located. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit. Within thirty (30) days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to Landlord’s statement of Expenses for that year. If Tenant fails to give Landlord an Objection Notice within the thirty (30) day period or fails to provide Landlord with a Review Notice within the thirty (30) day period described above, Tenant shall be deemed to have approved Landlord’s statement of Expenses and shall be barred from raising any claims regarding the Expenses for that year. The records obtained by Tenant shall be treated as confidential. In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due.
EXHIBIT B

EXHIBIT C
WORK LETTER
          This Exhibit is attached to and made a part of the Lease by and between BIXBY TECHNOLOGY CENTER, LLC, a Delaware limited liability company (“Landlord”) and FUSION-IO, a Nevada corporation (“Tenant”) for space in the Building located at 2130 Gold Street, San Jose, California, located in the Development commonly known as Bixby Technology Center.
1.	This Work Letter shall set forth the obligations of Landlord and Tenant with respect to the improvements to be performed in the Premises for Tenant’s use. All Improvements described in this Work Letter to be constructed in and upon the Premises by Landlord are hereinafter referred to as the “Landlord Work.” It is agreed that construction of the Landlord Work will be completed at Tenant’s sole cost and expense, subject to the Allowance (as defined below). Landlord shall enter into a direct contract for the Landlord Work with a general contractor selected by Landlord. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord Work.

2.	Tenant shall be solely responsible for the timely preparation and submission to Landlord of the final architectural, electrical and mechanical construction drawings, schedule, plans and specifications (called “Plans”) necessary to construct the Landlord Work, which plans shall be subject to approval by Landlord and Landlord’s architect and engineers and shall comply with their requirements to avoid aesthetic or other conflicts with the design and function of the balance of the Building. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. If requested by Tenant, Landlord’s architect will prepare the Plans necessary for such construction at Tenant’s cost. Whether or not the layout and Plans are prepared with the help (in whole or in part) of Landlord’s architect, Tenant agrees to remain solely responsible for the timely preparation and submission of the Plans and for all elements of the design of such Plans and for all costs related thereto. Tenant has assured itself by direct communication with the architect and engineers (Landlord’s or its own, as the case may be) that the final approved Plans can be delivered to Landlord on or before July 31, 2009 (the “Plans Due Date”), provided that Tenant promptly furnishes complete information concerning its requirements to said architect and engineers as and when requested by them. Tenant covenants and agrees to cause said final, approved Plans to be delivered to Landlord on or before said Plans Due Date and to devote such time as may be necessary in consultation with said architect and engineers to enable them to complete and submit the Plans within the required time limit. Time is of the essence in respect of preparation and submission of Plans by Tenant. If the Plans are not fully completed and approved by the Plans Due Date, Tenant shall be responsible for one (1) day of Tenant Delay (as defined in the Lease to which this Exhibit is attached) for each day during the period beginning on the day following the Plans Due Date and ending on the date completed Plans are approved. (The word “architect” as used in this Exhibit shall include an interior designer or space planner.)

3.	If Landlord’s estimate and/or the actual cost of construction shall exceed the Allowance, Landlord, prior to commencing any construction of Landlord Work, shall submit to Tenant a written estimate setting forth the anticipated cost of the Landlord Work, including but not limited to labor and materials, contractor’s fees and permit fees. Within three (3) Business Days thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate, or specify its objections thereto and any desired changes to the proposed Landlord Work. If Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord to reach a mutually acceptable alternative cost estimate.

4.	If Landlord’s estimate and/or the actual cost of construction (which cost shall include a construction management fee payable to Landlord equivalent to four percent (4%) of the actual cost of construction) shall exceed the Allowance, if any (such amounts exceeding the Allowance being herein referred to as the “Excess Costs”), Landlord shall, at Tenant’s election, provide to Tenant an amount up to the Amortized TI Costs for the Landlord Work in accordance with Section 1.03 of the Lease. Tenant shall be solely responsible for payment of all costs for the Landlord Work in excess of the Allowance and Amortized TI Costs. Tenant shall pay to Landlord such Excess Costs, plus any applicable state sales or use tax thereon, upon thirty (30) days written notice. The statements of costs submitted to Landlord by Landlord’s contractors shall be conclusive for purposes of determining the actual cost of the items described therein. The amounts payable by Tenant hereunder constitute Rent payable pursuant to the Lease, and the failure to timely pay same constitutes an event of default under the Lease. Any portion of the Allowance and/or Amortized TI Costs unused as of May 31, 2010 will be forfeited and will not be refunded to Tenant or be available to Tenant as a credit against any obligations of Tenant under the Lease.

5.	If Tenant shall request any change, addition or alteration in any of the Plans after approval by Landlord, Landlord shall have such revisions to the drawings prepared, and if such change, addition, or alteration causes the cost of the Landlord Work to exceed the collective amount of the Allowance and Amortized TI Costs, Tenant shall reimburse Landlord for the cost thereof, plus any applicable state sales or use tax thereon, upon demand. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the increased cost which will be chargeable to Tenant by reason of such change, addition or deletion. Tenant, within one (1) Business Day, shall notify Landlord in writing whether it desires to proceed with such change, addition or deletion. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested change, addition or alteration, or Landlord may elect to discontinue work on the Premises until it receives notice of Tenant’s decision, in which event
EXHIBIT C

Tenant shall be responsible for any Tenant Delay in completion of the Premises resulting therefrom. If such revisions result in a higher estimate of the cost of construction and/or higher actual construction costs which exceed the Allowance and Amortized TI Costs, such increased estimate or costs shall be deemed Excess Costs pursuant to Paragraph 4 hereof and Tenant shall pay such Excess Costs, plus any applicable state sales or use tax thereon, upon demand.

6,	Following approval of the Plans and the payment by Tenant of the required portion of the Excess Costs, if any, Landlord shall cause the Landlord Work to be constructed substantially in accordance with the approved Plans. Landlord shall notify Tenant of substantial completion of the Landlord Work.

7.	Landlord, at Landlord’s sole cost and expense, provided Tenant is not in default, agrees to provide Tenant with an allowance (the “Allowance”) in an amount not to exceed $154,737.00 (i.e., $11.00 per rentable square foot of the Premises) to be applied toward the cost of the Landlord Work in the Premises. If the Allowance shall not be sufficient to complete the Landlord Work, Tenant shall have the option to either (a) pay the Excess Costs, plus any applicable state sales or use tax thereon, or (b) apply such Excess Costs against the Amortized TI costs, as prescribed in Paragraph 4 above.

Landlord, at Landlord’s sole cost and expense, provided Tenant is not in default, agrees to provide Tenant with an additional allowance (“FF&E Allowance”) in an amount not to exceed Seventy Thousand and No/100 Dollars ($70,000.00) for the purchase and installation of furniture, fixtures and equipment (collectively, “Fixtures”) to be located in the Premises. Any portion of the FF&E Allowance unused as of May 31, 2010 will be forfeited and will not be refunded to Tenant or be available to Tenant as a credit against any obligations of Tenant under the Lease.

8.	Tenant acknowledges that the Landlord Work may be performed by Landlord in and about the Premises during normal business hours subsequent to the Commencement Date while Tenant Is in occupancy of the Premises. Tenant acknowledges that some interruptions and/or interference with Tenant’s business may occur during the course of the Landlord Work, but agrees that no interruptions or inconveniences to Tenant or its business suffered as a result of the Landlord Work shall excuse Tenant from paying full Rent or constitute an eviction of Tenant from the Premises, whether constructive or otherwise. Landlord and Tenant agree to cooperate with each other in order to enable the Landlord Work to be performed in a timely manner and with as little inconvenience to the operation of Tenant’s business as is reasonably possible. Such cooperation by Tenant shall include, without limitation, disconnecting computers, removing personal items, emptying desks and filing cabinets, moving, packing, and/or other temporary relocation of furniture and fixtures within the Premises at Tenant’s expense. Notwithstanding anything herein to the contrary, any delay in the completion of the Landlord Work or inconvenience suffered by Tenant during the performance of the Landlord Work shall not delay the Commencement Date nor shall it subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of Rent or other sums payable under the Lease. If the Landlord Work is performed after Tenant’s business hours at Tenant’s direction, Tenant shall pay to Landlord the additional costs, if any, to perform the Landlord Work after business hours.

9.	This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

10.	Tenant shall either use union labor or hereby indemnifies, protects and holds Landlord harmless from and against all costs and expenses (including loss of rents) due to work stoppage which may be related to the use by Tenant of non-union labor. Tenant shall either use union labor or hereby indemnifies, protects and holds Landlord harmless from and against all costs and expenses (including loss of rents) due to work stoppage which may be related to the use by Tenant of non-union labor.
EXHIBIT C

EXHIBIT D
BUILDING RULES AND REGULATIONS
The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking garage (if any), the Development and the appurtenances. In the event of a conflict between the following rules and regulations and the remainder of the terms of the Lease, the remainder of the terms of the Lease shall control. Capitalized terms have the same meaning as defined in the Lease.
1.	Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant’s employees to loiter in Common Areas or elsewhere about the Building or Development.

2.	Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances. Damage resulting to fixtures or appliances by Tenant, its agents, employees or invitees, shall be paid for by Tenant, and Landlord shall not be responsible for the damage.

3.	No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant’s cost and expense, using the standard graphics for the Building. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel without Landlord’s prior approval, which approval shall not be unreasonably withheld.

4.	Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.

5.	Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right to retain at all times and to use keys or other access codes or devices to all locks within and into the Premises. A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant’s cost, and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of this Lease.

6.	All contractors, contractor’s representatives and installation technicians performing work in the Building shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord’s standard rules, regulations, policies and procedures, which may be revised from time to time.

7.	Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours reasonably designated by Landlord. Tenant shall obtain Landlord’s prior approval by providing a detailed listing of the activity. If approved by Landlord, the activity shall be under the supervision of Landlord and performed in the manner required by Landlord. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage or loss.

8.	Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises, which approval shall not be unreasonably withheld. Damage to the Building by the installation, maintenance, operation, existence or removal of Tenant’s Property shall be repaired at Tenant’s sole expense.

9.	Corridor doors, when not in use, shall be kept closed.

10.	Tenant shall not (1) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute, or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (3) conduct or permit other activities in the Building that might, in Landlord’s sole opinion, constitute a nuisance.

11.	No animals, except those assisting handicapped persons, shall be brought into the Building or kept in or about the Premises.

12.	No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Development, except for those substances as are typically found in similar premises used for general office purposes and are being used by Tenant in a safe manner and in accordance with all applicable laws, rules and regulations, Tenant shall not, without Landlord’s prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Development, any asbestos-containing materials or any solid, liquid or gaseous material now
EXHIBIT D

or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant, and shall remain solely liable for the costs of abatement and removal.

13.	Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used, for lodging, sleeping or for any illegal purpose.

14.	Tenant shall not take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute, or interfere with Landlord’s or any other tenant’s or occupants business or with the rights and privileges of any person lawfully in the Building (“Labor Disruption”). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties, nor shall the Commencement Data of the Term be extended as a result of the above actions.

15.	Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electronic or gas heating devices, without Landlord’s prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

16.	Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant’s employees and invitees.

17.	Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.

18.	Landlord may from time to time adopt systems and procedures for the security and safety of the Building, its occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord’s systems and procedures.

19.	Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord’s sole opinion may impair the reputation of the Building or its desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20.	Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

21.	Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

22.	Deliveries to and from the Premises shall be made only at the times, in the areas and through the entrances and exits reasonably designated by Landlord, Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

23.	The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.
PARKING RULES AND REGULATIONS
(i)	Landlord reserves the right to establish and reasonably change Parking Facility hours, on a non-discriminatory basis, from time to time, although, as of the date of this Lease, Tenant shall have access to the Parking Facility on a twenty-four (24) hour basis, seven (7) days a week, subject to the other terms of this Parking Agreement. Tenant shall not store or permit its employees to store any automobiles in the Parking Facility without the prior written consent of the operator. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Parking Facility, or on the Development. If it is necessary for Tenant or its employees to leave an automobile in the Parking Facility overnight, Tenant shall provide the operator with prior notice thereof designating the license plate number and model of such automobile.
EXHIBIT D

(ii)	Cars must be parked entirely within the stall lines painted on the floor, and only small cars may be parked in areas reserved for small cars.

(iii)	All directional signs and arrows must be observed.

(iv)	The speed limit shall be five (5) miles per hour.

(v)	Parking spaces reserved for handicapped persons must be used only by vehicles properly designated.

(vi)	Parking is prohibited in all areas not expressly designated for parking, including without limitation:
(a)	Areas not striped for parking

(b)	aisles

(c)	where “no parking” signs are posted

(d)	ramps

(e)	loading zones
(vii)	Parking stickers, key cards or any other devices or forms of identification or entry supplied by the operator shall remain the property of the operator. Such device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Parking passes and devices are not transferable and any pass or device in the possession of an unauthorized holder will be void.

(viii)	Parking Facility managers or attendants are not authorized to make or allow any exceptions to these Rules,

(ix)	Every parker is required to park and lock his/her own car.

(x)	Loss or theft of parking pass, identification, key cards or other such devices must be reported to Landlord and to the Parking Facility manager immediately. Any parking devices reported lost or stolen found on any authorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen passes and devices found by Tenant or its employees must be reported to the office of the Parking Facility immediately.

(xi)	Washing, waxing, cleaning or servicing of any vehicle by the customer and/or his agents is prohibited. Parking spaces may be used only for parking automobiles.

(xii)	Tenant agrees to acquaint all persons to whom Tenant assigns a parking space with these Rules.

1.	TENANT ACKNOWLEDGES AND AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, LANDLORD SHALL NOT BE RESPONSIBLE FOR ANY LOSS OR DAMAGE TO TENANT OR TENANT’S PROPERTY (INCLUDING, WITHOUT LIMITATIONS, ANY LOSS OR DAMAGE TO TENANT’S AUTOMOBILE OR THE CONTENTS THEREOF DUE TO THEFT, VANDALISM OR ACCIDENT) ARISING FROM OR RELATED TO TENANT’S USE OF THE PARKING FACILITY OR EXERCISE OF ANY RIGHTS UNDER THIS PARKING AGREEMENT, WHETHER OR NOT SUCH LOSS OR DAMAGE RESULTS FROM LANDLORD’S ACTIVE NEGLIGENCE OR NEGLIGENT OMISSION. THE LIMITATION ON LANDLORD’S LIABILITY UNDER THE PRECEDING SENTENCE SHALL NOT APPLY HOWEVER TO LOSS OR DAMAGE ARISING DIRECTLY FROM LANDLORD’S WILLFUL MISCONDUCT.

2.	Without limiting the Provisions of Paragraph 1 above, Tenant hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Tenant arising as a result of parking in the Parking Facility or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action. It is the intention of Tenant by this instrument, to exempt and relieve Landlord from liability for personal injury or property damage caused by negligence.

3.	The provisions of Section 29 of the Lease are hereby incorporated by reference as if fully recited.

Tenant acknowledges that Tenant has read the provisions of this Parking Agreement, has been fully and completely advised of the potential dangers incidental to parking in the Parking Facility and is fully aware of the legal consequences of agreeing to this instrument.
EXHIBIT D

EXHIBIT E
ADDITIONAL PROVISIONS
This Exhibit is attached to and made a part of the Lease by and between BIXBY TECHNOLOGY CENTER, LLC, a Delaware limited liability company (“Landlord”) and FUSION-IO, a Nevada corporation (“Tenant”) for space in the Building located at 2130 Gold Street, San Jose, California, located in the Development commonly known as Bixby Technology Center.
33. Early Entry. Notwithstanding the fact that the Lease Term has not commenced, Landlord agrees to permit Tenant to enter the Premises upon mutual execution of the Lease in order to commence the installation of furniture, fixtures and equipment. Such entry shall be subject to all of the conditions set forth in this paragraph below. Such early entry is conditioned upon Tenant and its contractors, employees, agents and invitees working in harmony and not interfering with Landlord and its contractors and Landlord may immediately terminate such early entry in the event of any such interference. Tenant agrees that any such early entry is subject to all of the terms and conditions of this Lease, except for those relating to the payment of Rent and other recurring monetary obligations which have a specific commencement time, which provisions will become applicable in accordance with the terms of the Lease. Without limiting the generality of the foregoing, such early occupancy shall be conditioned upon Tenant first delivering to Landlord the items described in Section 15 of this Lease and Tenant shall be specifically bound by the terms of Sections 4 (Use), 14 (Indemnification) and 15 (Insurance) of this Lease during such early entry period.
34. Building Signage. Except as provided below, Tenant shall not place anywhere on the Premises or Development any exterior signs or advertisements nor any interior signs or advertisements that are visible from the exterior of the Building, without Landlord’s prior written consent, which Landlord may withhold in its sole discretion. The cost of installation and maintenance of any approved signs shall be at the sole expense of Tenant. At the end of the Term, Tenant shall remove all its signs and damage caused by the removal shall be repaired at Tenant’s expense.
     Notwithstanding the foregoing, Tenant shall have the right to install one (1) line on the Building lobby directory sign, one (1) suite identification sign, one (1) panel on the Development monument sign, and one (1) non-exclusive building sign on the Building corner facing Highway 237 in a location to be designated and approved by Landlord (as applicable, the “Building Sign”) (collectively, “Tenant’s Signs”). Notwithstanding the foregoing, Tenant shall not be entitled to install Tenant’s Signs if: (a) Tenant has previously assigned its interest in the Lease to an entity other than a Permitted Transferee, (b) Tenant has previously sublet more than twenty-five percent (25%) of the Premises to an entity other than a Permitted Transferee, or (c) Tenant is in default under any monetary or material non-monetary provision of the Lease beyond any applicable cure period. Furthermore, Tenant’s right to install Tenant’s Signs is expressly subject to and contingent upon Tenant receiving the approval and consent to such Tenant’s Signs from the City of San Jose, California, its architectural review board, any other applicable governmental or quasi-governmental governmental agency and any architectural review committee under the covenants, conditions and restrictions recorded against the Development (if and to the extent applicable). Landlord agrees to reasonably cooperate with Tenant in its efforts to obtain such approval at no material cost to Landlord.
     All costs of approval, consent, design, construction, installation, wiring, maintaining, repairing and removing Tenant’s Signs (as applicable) will be at Tenant’s sole cost and expense. Tenant shall submit to Landlord reasonably detailed drawings of its proposed Tenant’s Signs, including without limitation, the size, material, shape, location, coloring and lettering for review and approval by Landlord. Tenant’s Signs shall be subject to (i) Landlord’s prior review and written approval thereof, (ii) the terms, conditions and restrictions of any recorded covenants, conditions and restrictions encumbering the Development and/or the Building, and (iii) shall conform to the Building sign criteria and Development sign criteria, if any, and the other reasonable standards of design and motif established by Landlord. Tenant shall be solely responsible for any damage to Tenant’s Signs not caused by any negligence or misconduct of Landlord. All signage rights granted to Tenant under this section shall be personal to Tenant executing this Lease and Tenant shall not have the right to assign or sublease Tenant’s rights under this section to any transferee other than a Permitted Transferee.
     Tenant agrees upon the expiration date or sooner termination of the Lease to remove Tenant’s Signs and restore any damage to the Building and the Development caused by such removal, at Tenant’s expense. In addition, Landlord shall have the right to remove Tenant’s Signs at Tenant’s sole cost and expense, if, at any time during the Term: (i) Tenant assigns this Lease town entity other than a Permitted Transferee, (ii) Tenant sublets more than twenty-five percent (25%) of the Premises to an entity other than a Permitted Transferee, or (iii) Tenant is in default under any term or condition of the Lease beyond any applicable cure period.
35. Option to Extend.
     35.01 Subject to the terms of this Section 35, Landlord hereby grants to Tenant the option (the “Extension Option”) to extend the Term of this Lease with respect to the entire Premises and only the entire Premises for one (1) additional period of three (3) years (the “Option Term”), on the same terms, covenants and conditions as provided for in this Lease during the initial Lease Term, except that (i) Tenant shall have no further extension rights, and (ii) all economic terms such as, without limitation, Base Rent, parking charges, etc., shall be established based on the “fair market rental rate” for the Premises for the Option Term as defined and determined in accordance with the provisions of this Section 35 below.
EXHIBIT E

     35.02 The Extension Option must be exercised, if at all by written notice (“Extension Notice”) delivered by Tenant to Landlord no earlier than the date which is one (1) year, and no later than the date which is nine (9) months, prior to the expiration of the then current Term of this Lease.
     35.03 The term “fair market rental rate” as used in this Lease shall mean the annual amount per rentable square foot, projected during the relevant period, that a willing, comparable, non-equity, renewal tenant (excluding sublease and assignment transactions) would pay, and a willing, institutional landlord of a comparable Class “A” quality office/R&D building located within a two (2) mile radius of the Development as well as in Santa Clara, Sunnyvale and North San Jose (collectively, the “Comparison Area”) would accept, at arm’s length (what Landlord is accepting in current transactions for the Building and Development may be considered), for space comparable in size, quality and floor height as the leased area at issue taking into account the age, quality and layout of the existing improvements in the leased area at issue and taking into account items that professional real estate brokers in the Comparison Area customarily consider, including, but not limited to, rental rates, office space availability, tenant size, tenant improvement allowances, operating expenses and allowance, parking charges, and any other economic matters then being reasonably charged by Landlord or the lessors of such similar office buildings. In no event will Base Rent decrease from that payable in the last year of the original Lease Term as a result of the fair market rental rate determination provided for in this Section 35.
     35.04 Landlord’s determination of fair market rental rate shall be delivered to Tenant in writing not later than thirty (30) days following Landlord’s receipt of Tenant’s Extension Notice. Tenant will have thirty (30) days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the fair market rental rate within which to accept such fair market rental rate or to object thereto in writing. Tenant’s failure to object to the fair market rental rate submitted by Landlord in writing within Tenant’s Review Period will conclusively be deemed Tenant’s approval and acceptance thereof. If Tenant objects to the fair market rental rate submitted by Landlord within Tenant’s Review Period, then Landlord and Tenant will attempt in good faith to agree upon such fair market rental rate using their commercially reasonable good faith efforts. If Landlord and Tenant fall to reach agreement on such fair market determination within thirty (30) days following the expiration of Tenant’s Review Period (the “Outside Agreement Date”), then the Extension Option shall be void and of no force or effect, unless within ten (10) days following the Outside Agreement Date, Tenant demands appraisal in accordance with the following, in which event Landlord and Tenant shall submit their respective good faith determinations of fair market for the Premises for the relevant period of time to appraisal in accordance with the provisions below.
          (a) Landlord and Tenant shall each appoint one independent, unaffiliated real estate broker (referred to herein as an “appraiser” even though only a broker) who has been active over the five (5) year period ending on the date of such appointment in the leasing of Class A office space in the Comparison Area. Each such appraiser will be appointed within thirty (30) days after the Outside Agreement Date.
          (b) The two (2) appraisers so appointed will within fifteen (15) days of the date of the appointment of the last appointed appraiser agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth herein above for qualification of the initial two (2) appraisers.
          (c) The determination of the appraisers shall be limited solely to the issue of whether Landlord’s or Tenant’s last proposed (as of the Outside Agreement Date) new Base Rent for the Premises (i.e., as part of the overall determination of the market base rental rate) is the closest to the actual new Base Rent for the Premises as determined by the appraisers, taking into account the requirements of Section 35.03 and this Section 35.05 regarding same.
          (d) The three (3) appraisers shall within thirty (30) days of the appointment of the third appraiser reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted new Base Rent, and shall notify Landlord and Tenant thereof.
          (e) The decision of the majority of the three (3) appraisers shall be binding upon Landlord and Tenant and neither party will have the right to reject the determination or undo the exercise of the Extension Option. The cost of each party’s appraiser shall be the responsibility of the party selecting such appraiser, and the cost of the third appraiser (or arbitration, if necessary) shall be shared equally by Landlord and Tenant.
          (f) If either Landlord or Tenant fails to appoint an appraiser within the time period in Section 35.05(a) herein above, the appraiser appointed by one of them shall reach a decision, notify Landlord and Tenant thereof and such appraiser’s decision shall be binding upon Landlord and Tenant and neither party will have the right to reject the determination or undo the exercise of the Extension Option.
          (g) If the two (2) appraisers fail to agree upon and appoint a third appraiser, both appraisers shall be dismissed and the matter to be decided shall be forthwith submitted to binding arbitration under the provisions of the American Arbitration Association.
          (h) In the event that the new Base Rent is not established prior to end of the initial Term of the Lease, the Base Rent immediately payable at the commencement of the Option Term shall be the Base Rent determined by Landlord. Notwithstanding the above, once the fair market rental rate is determined in accordance with this section, the parties shall settle any overpayment on the next Base Rent payment date falling not less than thirty (30) days after such determination.
EXHIBIT E

          (i) The Extension Option is personal to the original Tenant executing this Lease and may be exercised only by the original Tenant executing this Lease while occupying the entire Premises and without the intent of thereafter assigning this Lease or subletting the Premises and may not be exercised or be assigned, voluntarily or involuntarily, by any person or entity other than the original Tenant executing this Lease, except with respect to Permitted Transferees. The Extension Option is not assignable separate and apart from this Lease, nor may the Extension Option be separated from this Lease in any manner, either by reservation or otherwise.
          (j) Tenant shall have no right to exercise the Extension Option, notwithstanding any provision of the grant of Extension Option to the contrary, and Tenant’s exercise of the Extension Option may be nullified by Landlord and deemed of no further force or effect, if (i) Tenant shall be in default of any monetary obligation or material non-monetary obligation under the terms of this Lease as of Tenant’s exercise of the Extension Option or at any time after the exercise of such Extension Option and prior to the commencement of the Extension Option event, or (ii) Landlord has given Tenant two (2) or more notices of default, whether or not such defaults are subsequently cured, during the twelve (12) month period prior to Tenant’s exercise of the Extension Option.
EXHIBIT E

EXHIBIT F
FORM OF LETTER OF CREDIT
[BANK LETTERHEAD]
                                        , 2009
IRREVOCABLE, UNCONDITIONAL LETTER OF CREDIT NO.
Bixby Technology Center, LLC
c/o Bixby Land Company
2211 Michelson Drive, Suite 500
Irvine, CA 92612
Attention: Property Manager
Gentlemen:
                         , a                      (“Bank”) [PLEASE PROVIDE NAME OF BANK], of , hereby issues its irrevocable, Unconditional Letter of Credit in favor of BIXBY TECHNOLOGY CENTER, LLC, a Delaware limited liability company, and/or its successors and assigns (“Landlord”), for the account of                     , ___a (“Tenant”) up to the aggregate amount of                      and No/100ths Dollars ($_______) (US Dollars), available at sight by the drafts of Landlord on the Bank. Drafts drawn on this Letter of Credit will be honored when presented, accompanied only by a letter or certificate purportedly signed by a representative of Landlord stating that Landlord is entitled to draw on this Letter of Credit under the terms of the Office Lease Agreement dated as of May ___, 2009, between Landlord and Tenant. Multiple and partial draws shall be permitted hereunder. This Letter of Credit is transferable in whole or in part. The Bank shall look solely to Tenant for payment of any fee for such transfer. Such payment is not a condition to transfer.
     The Bank shall be entitled (and required) to rely upon the statements contained in the above-described letter or certificate and will have no obligation to verify the truth of any statements set forth therein.
     The Bank hereby agrees with drawers, endorsers, and bona fide holders of this Letter of Credit that all drafts drawn by reason of this Letter of Credit and in accordance with the above conditions, will meet with due honor when presented at the office of the Bank in Orange County, California.
     The obligations of the Bank shall not be subject to any claim or defense by reason of the invalidity, illegality, or inability to enforce any of the agreements set forth in the Lease.
     This Letter of Credit is subject to the International Standby Practices—ISP98, International Chamber of Commerce Publication 590 when not in conflict with the express terms of this Letter of Credit.
     This Letter of Credit shall terminate at 3:00 p.m. Pacific Standard [or Daylight Savings] Time on September 30, 2013, which shall be the final expiration date of this Letter of Credit, unless, at least 60 days prior to the then current expiration date, we notify you in writing by certified mail, return receipt requested, at the following address (or at such other address as you may specify by written notice to us), that this Letter of Credit will not be extended beyond the current expiration date; provided, that our obligation to make any payment hereunder in respect of a drawing request made prior to the expiry hereof shall continue until payment is made:
Bixby Technology Center, LLC
c/o Bixby Land Company
2211 Michelson Drive, Suite 500
Irvine, CA 92612
Attention: Property Manager
Amounts drawn upon this Letter of Credit are to be endorsed on the reverse side of this Letter of Credit by the negotiating bank.

By:
Name:
Title:

EXHIBIT F

EXHIBIT G
LIST OF EXISTING FIXTURES
1 conference table — approximately 12 feet
15 blue office chairs
55 cubicles
65 overhead cabinets
52 cubicle table top components
11 grey 3 drawer file cabinets
9 charcoal 3 drawer file cabinets
18 black server racks with overhead connector rack
5 silver racks
EXHIBIT G